PROXY	PROXY

THE NATIONAL SECURITY GROUP, INC.

MAY 4, 2006 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints W. L. Brunson, Jr. and Bette Ham, or either of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, and in their discretion with respect to any other business properly brought before the meeting, all the shares of stock of The National Security Group, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders to be held on May 4, 2006 or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the Proxy will be voted “For” the election of all nominees for directors and the proposals on the reverse side hereof.

Signature _______________________________________

Date ___________________________________________

Signature _______________________________________

Date ___________________________________________

Please sign, date and return this proxy in the enclosed postage paid envelope. (Please sign exactly as your name appears above. If shares are held jointly, each shareholder should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title.)

(Continued on reverse)

(Reverse)

1.	The election as directors of the THREE (3) nominees listed below to serve 3-year terms, and until their successors are duly elected and qualified.

□	For all nominees listed below (except as marked to the contrary below)

□	Withhold authority to vote for all nominees listed below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike through the nominee’s name on the list below:

FLEMING G. BROOKS         JACK E. BRUNSONWALTER WILKERSON

2. To ratify selection of independent auditors. (	) FOR	( ) AGAINST	( ) ABSTAINING

3. In their discretion on such other business as may properly be brought before the meeting or any adjournment thereof.